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                                                            Exhibit 10.2


           CONSULTING, NON-COMPETITION AND CONFIDENTIALITY AGREEMENT
           ---------------------------------------------------------

        THIS AGREEMENT (the "Agreement"), dated as of January 1, 1995, by and between GARDEN STATE NUTRITIONALS, INC. (the "Company"), a New Jersey corporation having its principal office and place of business at 100 Lehigh Drive, Fairfield, New Jersey 07004 and DAN GARCIA ("Garcia"), an individual residing at 307 Plymouth Avenue, Brightwaters, New York 11718.


                                  WITNESSETH:
                                  -----------

         WHEREAS, Garcia is currently employed by Windmill Marketing Services, Inc. ("Windmill Marketing"), an affiliate of the Company, and has been employed by Windmill Marketing for over nineteen (19) years;

         WHEREAS, during his employment with Windmill Marketing, Garcia has gained a valuable understanding and knowledge of the marketing of vitamins, vitamin supplements and related products;

         WHEREAS, the Company desires to engage Garcia as a consultant, upon the terms and conditions specified herein, thereby availing itself of Garcia's knowledge and experience, which it intends to use in connection with the manufacturing and marketing of its vitamin, vitamin supplement and related products; and

         WHEREAS, Garcia desires to be so engaged by the Company upon the terms and conditions specified herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, together with other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties intending to be legally bound, agree as follows;

         1. CONSULTING DUTIES; TERM OF AGREEMENT; TERMINATION.

            (a) Garcia shall advise and consult with senior executives, and managerial and supervisory personnel of the Company, sharing with them any and all marketing insights he may have with respect to any product manufacturing issues which arise from time to time. All consulting duties shall be performed at the Company's offices, upon reasonable prior request of the Company.

            (b) The term of this Agreement shall be for a period beginning on the date hereof (the "Commencement Date") and ending on December 31, 2004 (the "Term").





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        2. CONSULTING FEE; NON-COMPETE FEE; CERTAIN COVENANTS.

           (a) Garcia shall receive a fee in consideration of the consulting services rendered by him hereunder at a rate equal to Forty-Two Thousand Five Hundred Dollars ($42,500) per annum, payable in equal monthly installments.

           (b) In consideration for Garcia's covenant not-to-compete set forth in paragraph 4 hereof, the Company agrees to pay to Garcia an aggregate amount equal to Seventy-Five Thousand Dollars ($75,000) (the "Non-Compete Fee"), payable in equal monthly installments during the Term.

            (c) As additional consideration for Garcia's services rendered to the Company hereunder, if Windmill Marketing should sell all or substantially all of its assets at any time during the Term, or if the shareholders of Windmill Marketing should sell all of their shares of common stock of Windmill Marketing during the same period, in each case, other than in connection with an employee stock option plan or any other transaction involving Windmill Marketing which does not result in a material change in the current beneficial owners of Windmill Marketing, (each such sale is hereinafter referred to as a "Triggering Event"), then the Company agrees to pay Garcia an amount equal to five percent (5%) of the difference between (I) the gross proceeds of such Triggering Event, and (II) $12,000,000, less all commissions, fees, costs, expenses and legal and other professional fees and disbursements incurred in connection with such Triggering Event. The foregoing amount shall be paid in amounts which are proportional to the installment payments paid to Windmill Marketing or its shareholders, as the case may be, in connection with the payment of the gross proceeds of such Triggering Event, as and when such installment payments are actually received by Windmill Marketing or its shareholders, as the case may be.

            (d) Garcia shall not be entitled to reimbursement for any expenses which he may incur in connection with the services hereunder, unless such expenses are incurred at the request of the Company and approved in advance in writing by the President of the Company.

         3. CONFIDENTIALITY. All memoranda, notes, records or other documents made or compiled by Garcia or made available to him during the term of this Agreement concerning the business of the Company or its affiliates shall be the Company's property and shall be delivered to the Company on the termination of this Agreement. Garcia shall not use, for himself or others, or divulge to others, any proprietary or confidential information of the Company obtained by him as a result of his services pursuant to this Agreement. Garcia hereby acknowledges and recognizes the highly competitive nature of the Company's business, the time, money and effort invested by the Company in developing its customer list, its contacts at each customer, prospective customer, strategic partner and potential strategic partner, and the other proprietary or confidential information described below. For purposes of this paragraph 3, the term "proprietary or confidential information" shall mean all information which is known only to Garcia or to Garcia and the employees, former employees, consultants or others in a confidential relationship with the Company, which relates to specific matters such as trade secrets, customers, potential customers and vendor lists, the Company's contact person(s) at each customer, potential customer and vendor, customer preferences and pricing data, marketing strategies, strategic partners or potential strategic partners, the Company's contact person(s) at


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each strategic partner and potential strategic partner, pricing and credit techniques, research and development activities, books and records and private processes, as they may exist from time to time, which Garcia may have acquired or obtained by virtue of work heretofore or hereafter performed for or on behalf of the Company or which he may acquire or may have acquired knowledge of during the performance of said work, and which is not known to others, or not readily available to others from sources other than Garcia, or is not in the public domain. In the event of a breach or a threatened breach by Garcia of the provisions of this paragraph 3, the Company shall be entitled to an injunction restraining Garcia from disclosing the aforementioned proprietary or confidential information, and/or from rendering any services to any person, firm, corporation, association or other entity to whom such proprietary or confidential information has been disclosed or is threatened to be disclosed. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Garcia.

         4. RESTRICTIVE COVENANTS.

            (a) Garcia hereby acknowledges and recognizes the highly competitive nature of the Company's business and, accordingly, agrees that in consideration of the premises contained herein and the Non-Compete Fee to be paid hereunder, he shall not, other than on behalf of the Company or any affiliate of the Company, during the Term, and for a period of two (2) years from and after the Term; (i) directly or indirectly engage in any Competitive Activity (as hereinafter defined) within the United States of America, whether such engagement shall be as an officer, director, consultant, agent, lender, shareholder, or other participant; or (ii) assist others in engaging in any Competitive Activity.

            (b) As used herein, the term "Competitive Activity" shall mean (i) the solicitation of purchase orders for vitamins or any other related products or services from, or the marketing or sale of vitamins or any other related products or services to, any customer of the Company, or any person at a potential customer of the Company with whom the Company maintained a professional relationship during Garcia's employment, (ii) contacting any strategic partner of the Company or any person at a potential strategic partner of the Company with whom the Company maintained a professional relationship during Garcia's employment, in each case, with the intention of entering into a joint venture or other similar business relationship, and (iii) any other activities directly or indirectly involving the manufacturing of vitamins, vitamin supplements or related products, or the marketing thereof.

            (c) In the event of a breach or threatened breach by Garcia of the provisions of this paragraph 4, the Company shall be entitled to an injunction restraining him from such breach, since the remedy at law would be inadequate and insufficient. In addition, the Company will be entitled to such damages as it can show it has sustained by reason of such breach, and in its discretion from time to time shall be entitled to withhold, and offset against and deduct from, any remaining payments pursuant to paragraph 2 hereof the amount of such damages. Any party hereto shall be entitled to recover their respective attorneys' fees, client costs and disbursements relating to a dispute over such offset from the other patty hereto as the court may determine to be equitable. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available for such breach or threatened breach or any other breach of this Agreement.


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        5. DEATH OR DISABILITY. As an inducement for Garcia to enter into this
Agreement, the Company ages that all amounts payable to Garcia pursuant to paragraph 2 hereof, shall be paid to Garcia, or to Garcia's estate in the event of his death, notwithstanding his disability or death, and neither Garcia nor the estate of Garcia shall be required to repay any amount paid to Garcia prior to Garcia's death or disability. All such payments shall be paid on the dates contemplated in paragraph 2.

         6. CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS BY GARCIA. Garcia hereby represents and warrants that he has been a shareholder and an employee of Windmill Marketing for more than nineteen (19) years, has a strong familiarity with Windmill Marketing's financial condition, and is aware of and understands the terms and conditions of Windmill Marketing's redemption of both Earl Weisman's and David Langerman's shares of the Company's common stock. Garcia also acknowledges having (A) been advised by the Company that it will be represented by the law firm of Morrison Cohen Singer & Weinstein in connection with this Agreement and the transactions contemplated hereby, (B) been advised by the Company to retain his own legal counsel to review this Agreement and to seek advice from such counsel regarding this Agreement and the transactions contemplated hereby, (C) had ample and sufficient time and opportunity to search for and to retain such counsel for such purposes, and (D) nonetheless, decided not to retain legal counsel or other professional representation in connection with this Agreement or the transactions contemplated hereby. Garcia agrees that, based upon the foregoing, this Agreement should not and shall not be construed against the Company.

         7. NOTICES. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mall (postage prepaid, return receipt requested) or overnight courier to the parties at the following addresses:

                (a) If to the Company, to:

                    Garden State Nutritionals, Inc.
                    100 Lehigh Drive
                    Fairfield, New Jersey 07004
                    Attention: Edward M. Frankel, President
                    Telecopier; (201) 575-6782

                    with copies to:

                    Morrison Cohen Singer & Weinstein
                    750 Lexington Avenue
                    New York, New York 10022
                    Attention; Stephen A. Cohen, Esq.
                    Telecopier: (212) 735-8708




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                (b) If to Garcia, to:

                    Mr. Dan Garcia
                    307 Plymouth Avenue
                    Brightwaters, New York 11718

or to such other persons or at such other addresses or telecopier locations as shall be furnished by either party by like notice to the other, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed.

         8. SUCCESSORS AND ASSIGNS: SURVIVAL. All of the terms of this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns, and nothing herein contained is intended to confer any right, remedy or benefit upon any other person. All of the terms of this Agreement which are representations and warranties shall survive the date hereof.

         9. ENTIRE AGREEMENT. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings, and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

         10. WAIVERS AND AMENDMENTS. The parties may by written notice to each other (a) extend the time for the performance of any of the obligations or other actions of the other; (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement; (c) waive compliance with any of the covenants of the other contained in this Agreement; (d) waive performance of any of the obligations of the other created under this Agreement; or (e) waive fulfillment of any of the conditions to its own obligations under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

         11. SEVERABILITY. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.




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         12. TITLES AND HEADINGS. The Paragraph headings in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

        13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

         14. GOVERNING LAW; CONVENIENCE OF FORUM; CONSENT TO JURISDICTION. This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey. The parties to this Agreement, acting for themselves and for their respective beneficiaries, heirs, successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters involving money damages and arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of New York located in New York County, and/or the United States District Court for the same location, in respect of any matter arising under this Agreement.

         15. ENFORCEMENT OF THE AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date and year first above written.

                                               GARDEN STATE NUTRITIONALS, INC.

                                               BY: /s/ Edward M. Frankel
                                                  ----------------------------
                                               Edward M. Frankel, President

                                               /s/ Dan Garcia
                                               -------------------------------
                                               DAN GARCIA



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                       GARDEN STATE NUTRITIONALS, INC.
                               100 Lehigh Drive
                         Fairfield, New Jersey  07004



                                               April 29, 1996


Mr. Dan Garcia
307 Pymouth Avenue
Brightwaters, New York  11718


Dear Dan:

         This letter will confirm that the January 1, 1995 Consulting, Non-Competition and Confidentiality Agreement between us is hereby amended by deleting Section 2(c). Please confirm the foregoing by signing where indicated below.



                                      Very truly yours,


                                      GARDEN STATE NUTRITIONALS, INC.




                                      By: /s/ EDWARD M. FRANKEL
                                         -----------------------------
                                          Edward M. Frankel, President



CONFIRMED:


/s/ DAN GARCIA
- -------------------
Dan Garcia   5/3/96